Exhibit 99.1

Annaly Capital Management, Inc. Reports 1st Quarter Core EPS of $0.26;
       End-of-Quarter Capital Raise Biggest in Company History

    NEW YORK--(BUSINESS WIRE)--May 1, 2007--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended March 31, 2007 of $61.7 million or $0.26 per average share available to common shareholders as compared to Core Earnings of $23.9 million or $0.16 per average share available to common shareholders for the quarter ended March 31, 2006 and Core Earnings of $51.7 million or $0.23 per average share available to common shareholders for the quarter ended December 31, 2006. "Core Earnings" represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses and gains or losses on sales of securities and termination of interest rate swaps. On a GAAP basis, the net income for the quarter ended March 31, 2007 was $67.4 million or $0.29 basic net income per average share available to common shareholders, as compared to a net loss of $10.9 million or $0.12 basic net loss per average share available to common shareholders for the quarter ended March 31, 2006 and net income of $53.3 million or $0.23 basic net income per average share available to common shareholders for the quarter ended December 31, 2006.

    During the quarter ended March 31, 2007, the Company sold $1.2 billion of Mortgage-Backed Securities, resulting in a gain of $6.1 million. In addition, the Company had a $67,000 gain on the termination of interest rate swaps with a notional value of $300 million. During the quarter ended March 31, 2006, the Company sold $1.2 billion of Mortgage-Backed Securities, resulting in a realized loss of $7.0 million. During the quarter ended December 31, 2006, the Company sold $701.3 million of Mortgage-Backed Securities, resulting in a realized gain of $4.8 million and terminated interest rate swaps with a notional value of $350 million, resulting in a gain of $2.3 million. In addition, the Company had a loss on other-than-temporarily impaired securities for the quarters ended March 31, 2007, March 31, 2006, and December 31, 2006 of $491,000, $26.7 million, and $5.5 million, respectively.

    Common dividends declared for the quarter ended March 31, 2007 were $0.20 per share, as compared to $0.11 per share for the quarter ended March 31, 2006 and $0.19 per share for the quarter ended December 31, 2006. The annualized dividend yield on common stock for the quarter ended March 31, 2007, based on the March 31, 2007 closing price of $15.48, was 5.17%. On a Core Earnings basis, the Company provided an annualized return on average equity of 8.13% for the quarter ended March 31, 2007, as compared to 6.52% for the quarter ended March 31, 2006 and 7.89% for the quarter ended December 31, 2006. On a GAAP basis, the Company provided an annualized return on average equity of 8.88% for the quarter ended March 31, 2007, as compared to (2.98%) for the quarter ended March 31, 2006, and 8.13% for the quarter ended December 31, 2006.

    On March 13, 2007, the Company issued 57,500,000 shares of common stock in a follow-on offering, raising net proceeds of approximately $737.2 million.

    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter's results. "Annaly continued the positive momentum that has been building over the past year. Even with the increase in share count of almost 30% at the end of the quarter--a result of the largest capital raise in our company's history--we were able to increase our dividend for the fifth straight quarter. We expect that the run rate in the second quarter will reflect the full investment of the proceeds from our March offering."

    Mr. Farrell continued: "We often speak about our transparent business model. To us, this means that investors generally know the risks we do and do not take in managing our company. Since inception, our focus on Agency mortgage-backed securities has been a core tenet of this philosophy. Because of the actual and implied triple-A rating of these securities, we take virtually no credit risk. Instead, it allows investors in Annaly to judge our performance and potential performance based on our ability to manage interest rate risk. We believe this choice has served our investors well over time and, given the current state of both the credit cycle and the interest rate cycle, leaves us strategically well-positioned for the current environment."

    For the quarter ended March 31, 2007, the annualized yield on average earning assets was 5.68% and the annualized cost of funds on the average repurchase balance was 5.10%, which equates to an interest rate spread of 0.58%. This is a 26 basis point increase over the 0.32% annualized interest rate spread for the quarter ended March 31, 2006 and a 9 basis point increase over the 0.49% annualized interest rate spread for the quarter ended December 31, 2006. For the quarter ended March 31, 2006, the annualized yield on average earning assets was 4.70% and the annualized cost of funds on the average repurchase balance was 4.38%. For the quarter ended December 31, 2006, the annualized yield on average earning assets was 5.64% and the annualized cost of funds on the average repurchase balance was 5.15%. At March 31, 2007, the weighted average yield on assets was 5.67% and the cost of funds was 5.17%, which equates to an interest rate spread of 0.50%. Leverage at March 31, 2007 was 9.8:1, in comparison to 10.2:1 at March 31, 2006 and 10.4:1 at December 31, 2006.

    Fixed rate securities comprised 75% of the Company's portfolio at March 31, 2007. The balance of the portfolio was comprised of 19% adjustable rate mortgages and 6% LIBOR floating rate collateralized mortgage obligations. At March 31, 2007, the Company had entered into interest rate swaps with a notional amount of $13.2 billion. The Company's swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company's borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company's cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps will be to enhance the earnings potential of a portion of the fixed rate assets in the portfolio in a rising rate environment. The Company has continued to avoid the introduction of credit risk into its portfolio. As of March 31, 2007, substantially all of the assets in the Company's portfolio were FNMA, GNMA and FHLMC mortgage-backed securities and agency debentures, which carry an actual or implied "AAA" rating.

    "During this period of range bound bond markets, we continue to look for ways to improve portfolio performance on both the asset and liability sides of our balance sheet," said Wellington Denahan-Norris, Annaly's Vice Chairman, Chief Investment Officer and Chief Operating Officer. "Taking into account the effect of interest rate swaps, at March 31, 2007, our portfolio of short duration assets was effectively comprised of 41% fixed-rate, 19% adjustable-rate and 40% floating-rate exposure, which is consistent with the portfolio composition in our barbell strategy. This structure is designed to perform in a wide range of possible interest rate outcomes, including the continuation of the current environment."

    The following table summarizes portfolio information for the
Company:



                                    March 31,  March 31,  December 31,
                                      2007       2006         2006
                                    ----------------------------------
Leverage at period-end                 9.8:1     10.2:1        10.4:1
Fixed-rate investment securities as
 % of portfolio                           75%        52%           72%
Adjustable-rate investment
 securities as % of portfolio             19%        42%           20%
Floating-rate investment securities
 as % of portfolio                         6%         6%            8%
Notional amount of interest rate
 swaps as % of portfolio                  34%        17%           31%
Annualized yield on average earning
 assets during the quarter              5.68%      4.70%         5.64%
Annualized cost of funds on average
 repurchase balance during the
 quarter                                5.10%      4.38%         5.15%
Weighted average yield on assets at
 period-end                             5.67%      5.03%         5.63%
Weighted average cost of funds at
 period-end                             5.17%      4.51%         5.14%


    The Constant Prepayment Rate was 17% during the first quarter of 2007, as compared to 18% during the first quarter of 2006, and 15% during the fourth quarter of 2006. The weighted average cost basis was
100.5 at March 31, 2007. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended March 31, 2007, March 31, 2006 and December 31, 2006 was $15.4
million, $15.8 million, and $15.0 million, respectively. The total net premium remaining unamortized at March 31, 2007, March 31, 2006 and December 31, 2006 was $195.6 million, $173.7 million, and $140.7 million, respectively.

    General and administrative expenses as a percentage of average assets were 0.15%, 0.18%, and 0.16% for the quarters ended March 31, 2007, March 31, 2006, and December 31, 2006, respectively. At March 31, 2007, March 31, 2006, and December 31, 2006 the Company had a common stock book value per share of $11.90, $10.16 and $11.52, respectively.

    At March 31, 2007, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.5 billion in net assets and $16.1 billion in gross assets, as compared to $2.0 billion in net assets and $16.9 billion in gross assets at March 31, 2006 and $2.6 billion in net assets and $15.1 billion in gross assets at December 31, 2006. For the quarter ended March 31, 2007, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $4.7 million, as compared to $5.8 million for the quarter ended March 31, 2006 and $4.4 million for the quarter ended December 31, 2006. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.

    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 262,887,516 shares of common stock outstanding.

    The Company will hold the first quarter 2007 earnings conference call on May 2, 2007 at 10:00 a.m. EST. The number to call is 1-800-591-6923 for domestic calls and 617-614-4907 for international calls and the pass code is 73970218. The replay number is 1-888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 57646033. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, and risks associated with the investment advisory business of FIDAC, including the removal by FIDAC's clients of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment advisory business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)


                                March 31,   December 31, September 30,
                                   2007       2006(1)        2006
                               (Unaudited)                (Unaudited)
                               ---------------------------------------

ASSETS

 Cash and cash equivalents     $    96,610  $    91,782  $     66,844
 Mortgage-Backed Securities,
  at fair value                 39,176,227   30,167,509    28,348,027
 Agency debentures, at fair
  value                             54,421       49,500             -
 Trading securities, at fair
  value                              7,872       18,365        23,409
 Receivable for Mortgage-
  Backed Securities sold            28,643      200,535         5,325
 Accrued interest receivable       179,816      146,089       130,348
 Receivable for advisory and
  service fees                       2,949        3,178         3,124
 Intangible for customer
  relationships                     10,849       11,184        11,662
 Goodwill                           22,966       22,966        22,966
 Interest rate swaps, at fair
  value                              1,028        2,558             -
 Other assets                        3,138        2,314         2,679
                               ---------------------------------------

 Total assets                  $39,584,519  $30,715,980  $ 28,614,384
                               =======================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
 Repurchase agreements         $33,348,011  $27,514,020  $ 24,901,420
 Payable for Investment
  Securities purchased           2,590,429      338,172       942,871
 Trading securities sold, not
  yet purchased, at fair value      39,679       41,948        29,740
 Accrued interest payable           79,362       83,998        66,547
 Dividends payable                  52,577       39,016        30,403
 Accounts payable and other
  liabilities                        7,942       18,816        13,367
 Interest rate swaps, at fair
  value                             42,871       20,179        30,333

                               ---------------------------------------
 Total liabilities              36,160,871   28,056,149    26,014,681
                               ---------------------------------------

 Minority interest in equity
  of consolidated affiliate          5,610        5,324         5,028
                               ---------------------------------------

 6.00% Series B Cumulative
  Convertible Preferred Stock:


 4,600,000 shares authorized,
  issued and outstanding at
  March 31, 2007, December 31,
  2006, September 30, 2006,
  and June 30, 2006                111,466      111,466       111,466
                               ---------------------------------------

Stockholders' Equity:
 7.875% Series A Cumulative
  Redeemable Preferred Stock:


 7,637,500 authorized,
  7,412,500 shares issued and
  outstanding                      177,088      177,088       177,088
 Common stock: par value $.01
  per share; 487,762,500
  authorized, 262,887,391,
  205,345,591, 204,845,591,
  164,015,156, and 123,701,656
  outstanding, respectively          2,629        2,053         2,048
 Additional paid-in capital      3,352,417    2,615,016     2,607,995
 Accumulated other
  comprehensive loss               (60,040)     (76,112)     (119,973)
 Accumulated deficit              (165,522)    (175,004)     (183,949)
                               ---------------------------------------

 Total stockholders' equity      3,306,572    2,543,041     2,483,209
                               ---------------------------------------

 Total liabilities, minority
  interest, Series B
  Cumulative Convertible
  Preferred Stock and
  stockholders' equity         $39,584,519  $30,715,980  $ 28,614,384
                               =======================================



                                               June 30,    March 31,
                                                 2006         2006
                                             (Unaudited)  (Unaudited)
                                             -------------------------

ASSETS

 Cash and cash equivalents                   $    53,849  $     2,403
 Mortgage-Backed Securities, at
  fair value                                  23,474,006   16,176,348
 Agency debentures, at fair value                      -            -
 Trading securities, at fair value
 Receivable for Mortgage-Backed
  Securities sold                                      -      139,491
 Accrued interest receivable                     110,647       75,092
 Receivable for advisory and
  service fees                                     3,114        3,805
 Intangible for customer
  relationships                                   12,206       13,851
 Goodwill                                         22,966       22,966
 Interest rate swaps, at fair value              105,435       36,470
 Other assets                                      1,567        2,281
                                             -------------------------

 Total assets                                $23,783,790  $16,472,707
                                             =========================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
 Repurchase agreements                       $21,256,703  $14,629,883
 Payable for Investment Securities
  purchased                                      607,789      354,312
 Trading securities sold, not yet
  purchased, at fair value                             -            -
 Accrued interest payable                         42,100       37,738
 Dividends payable                                21,322       13,607
 Accounts payable and other
  liabilities                                      6,979        3,238
 Interest rate swaps, at fair value                    -            -

                                             -------------------------
 Total liabilities                            21,934,893   15,038,778
                                             -------------------------

 Minority interest in equity of
  consolidated affiliate                           5,000            -
                                             -------------------------

 6.00% Series B Cumulative
  Convertible Preferred Stock:


 4,600,000 shares authorized,
  issued and outstanding at March
  31, 2007, December 31, 2006,
  September 30, 2006, and June 30,
  2006                                           111,471            -
                                             -------------------------

Stockholders' Equity:
 7.875% Series A Cumulative
  Redeemable Preferred Stock:


 7,637,500 authorized, 7,412,500
  shares issued and outstanding                  177,088      177,088
 Common stock: par value $.01 per
  share; 487,762,500 authorized,
  262,887,391, 205,345,591,
  204,845,591, 164,015,156, and
  123,701,656 outstanding,
  respectively                                     1,640        1,237
 Additional paid-in capital                    2,131,358    1,679,904
 Accumulated other comprehensive
  loss                                          (384,912)    (249,459)
 Accumulated deficit                            (192,748)    (174,841)
                                             -------------------------

 Total stockholders' equity                    1,732,426    1,433,929
                                             -------------------------

 Total liabilities, minority
  interest, Series B Cumulative
  Convertible Preferred Stock and
  stockholders' equity                       $23,783,790  $16,472,707
                                             =========================


(1) Derived from the audited consolidated financial statements at December 31, 2006.




           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                             (UNAUDITED)
                        (dollars in thousands)

                                     For the Quarters ending
                              March 31,   December 31,  September 30,
                                2007          2006          2006
                            ------------------------------------------
Interest income             $    449,564  $    407,092  $    339,737

Interest expense                 380,164       349,302       295,726
                            ------------------------------------------

Net interest income               69,400        57,790        44,011
                            ------------------------------------------

Other income (loss)
  Investment advisory and
   service fees                    5,562         5,178         4,966
  Gain (loss) on sale of
   Mortgage-Backed
   Securities                      6,145         4,829          (446)
  Gain on termination of
   interest rate swaps                67         2,260         8,414
  Income from trading
   securities                      3,429         3,382           612
  Loss on other-than-
   temporarily impaired
   securities                       (491)       (5,504)            -
                            ------------------------------------------
     Total other income
      (loss)                      14,712        10,145        13,546
                            ------------------------------------------


Expenses
  Distribution fees                  904           795           724
  General and
   administrative expenses        12,886        12,219        11,682
                            ------------------------------------------
     Total expenses               13,790        13,014        12,406
                            ------------------------------------------

Impairment of intangible
 for customer relationships            -             -             -
                            ------------------------------------------

Income (loss) before income
 taxes and minority
 interest                         70,322        54,921        45,151

Income taxes                       2,604         1,288         2,273
                            ------------------------------------------

Income (loss) before
 minority interest                67,718        53,633        42,878

Minority interest                    286           296            28
                            ------------------------------------------

Net income (loss)                 67,432        53,337        42,850
                            ------------------------------------------

Dividend on preferred stock        5,373         5,373         5,373
                            ------------------------------------------

Net income available (loss
 related) to common
 shareholders               $     62,059  $     47,964  $     37,477
                            ==========================================

Net income available (loss
 related) per share to
 common shareholders:
  Basic                     $       0.29  $       0.23  $       0.21
                            ==========================================
  Diluted                   $       0.28  $       0.23  $       0.20
                            ==========================================

Weighted average number of
 shares outstanding:
  Basic                      217,490,205   205,092,330   181,767,106
                            ==========================================
  Diluted                    225,928,127   213,455,555   189,952,159
                            ==========================================

Net income (loss)           $     67,432  $     53,335  $     42,850
                            ------------------------------------------
Comprehensive income (loss)
  Unrealized gain (loss) on
   available-for-sale
   securities                     45,948        35,979       400,261
  Unrealized (loss) gain on
   interest rate swaps           (24,155)       14,971      (127,354)
  Reclassification
   adjustment for net
   (gains) losses included
   in net income or loss          (5,721)       (7,089)       (7,968)
                            ------------------------------------------
   Other comprehensive
    income (loss)                 16,072        43,861       264,939
                            ------------------------------------------
Comprehensive income (loss) $     83,504  $     97,196  $    307,789
                            ==========================================

                                            For the Quarters ending
                                             June 30,      March 31,
                                               2006          2006
                                          ----------------------------
Interest income                            $    280,171  $    194,882

Interest expense                                242,473       167,512
                                          ----------------------------

Net interest income                              37,698        27,370
                                          ----------------------------

Other income (loss)
  Investment advisory and
   service fees                                   5,210         6,997
  Gain (loss) on sale of
   Mortgage-Backed Securities                    (1,239)       (7,006)
  Gain on termination of
   interest rate swaps                                -             -
  Income from trading securities                      -             -
  Loss on other-than-temporarily
   impaired securities                          (20,114)      (26,730)
                                          ----------------------------
     Total other income (loss)                  (16,143)      (26,739)
                                          ----------------------------


Expenses
  Distribution fees                                 755         1,170
  General and administrative
   expenses                                       8,985         7,177
     Total expenses                               9,740         8,347
                                          ----------------------------

Impairment of intangible for
 customer relationships                           1,345         1,148
                                          ----------------------------

Income (loss) before income
 taxes and minority interest                     10,470        (8,864)

Income taxes                                      1,892         2,085
                                          ----------------------------

Income (loss) before minority
 interest                                         8,578       (10,949)

Minority interest                                     -             -
                                          ----------------------------

Net income (loss)                                 8,578       (10,949)
                                          ----------------------------

Dividend on preferred stock                       5,163         3,648
                                          ----------------------------

Net income available (loss
 related) to common shareholders           $      3,415      ($14,597)
                                          ============================

Net income available (loss
 related) per share to common
 shareholders:
  Basic                                    $       0.02        ($0.12)
                                          ============================
  Diluted                                  $       0.02        ($0.12)
                                          ============================

Weighted average number of
 shares outstanding:
  Basic                                     158,632,865   123,693,851
                                          ============================
  Diluted                                   158,703,614   123,693,851
                                          ============================

Net income (loss)                          $      8,578      ($10,949)
                                          ----------------------------
Comprehensive income (loss)
  Unrealized gain (loss) on
   available-for-sale securities               (225,771)     (113,091)
  Unrealized (loss) gain on
   interest rate swaps                           68,965        37,013
  Reclassification adjustment
   for net (gains) losses
   included in net income or
   loss                                          21,353        33,736
                                          ----------------------------
   Other comprehensive income
    (loss)                                     (135,453)      (42,342)
                                          ----------------------------
Comprehensive income (loss)                   ($126,875)     ($53,291)
                                          ============================

    CONTACT: Annaly Capital Management, Inc.
             Investor Relations
             1-888-8Annaly
             www.annaly.com